Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 7 to the Registration Statement (No. 333-124287) on Form S-1 of Hexion Specialty Chemicals, Inc., our report dated April 29, 2005 relating to the financial statements of the Resin Business of Bakelite Group, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cologne, April 12, 2006

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Hans-Peter Kreibich	/s/ Klaus Mosko

Hans-Peter Kreibich	ppa. Klaus Mosko
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Accountant]	[German Public Accountant]